EXHIBIT 12

       FLORIDA POWER & LIGHT COMPANY
           COMPUTATION OF RATIOS
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                                                                                                Six Months Ended
                                                                                                 June 30, 1997
                                                                                             (Thousands of Dollars)


RATIO OF EARNINGS TO FIXED CHARGES
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Earnings, as defined:
  Net income ..............................................................................        $273,783
  Income taxes ............................................................................         146,345
  Fixed charges, as below .................................................................         123,112

    Total earnings, as defined ............................................................        $543,240

Fixed charges, as defined:
  Interest expense ........................................................................        $116,536
  Rental interest factor ..................................................................           1,963
  Fixed charges included in nuclear fuel cost .............................................           4,613

    Total fixed charges, as defined .......................................................        $123,112

Ratio of earnings to fixed charges ........................................................            4.41




RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

Earnings, as defined:
  Net income ..............................................................................        $273,783
  Income taxes ............................................................................         146,345
  Fixed charges, as below .................................................................         123,112

    Total earnings, as defined ............................................................        $543,240

Fixed charges, as defined:
  Interest expense ........................................................................        $116,536
  Rental interest factor ..................................................................           1,963
  Fixed charges included in nuclear fuel cost .............................................           4,613

    Total fixed charges, as defined .......................................................         123,112

Non-tax deductible preferred stock dividends ..............................................          10,050
Ratio of income before income taxes to net income .........................................            1.53

Preferred stock dividends before income taxes .............................................          15,377

Combined fixed charges and preferred stock dividends ......................................        $138,489

Ratio of earnings to combined fixed charges and preferred stock dividends .................            3.92
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